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                                                                    EXHIBIT 3.1

                          CERTIFICATE OF INCORPORATION

                                       OF

                      HOMEPRIDE MORTGAGE AND FINANCE CORP.

     First: The name of this corporation is HomePride Mortgage and Finance Corp. (the "Corporation").

     Second: Its principal office in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle, Delaware 19801. The name and address of its resident agent is The Corporation Trust Company at the above address.

     Third: The nature of the business or purpose to be conducted or promoted by the Corporation is to engage exclusively in the following activities:

          (a) To purchase or otherwise acquire from time to time any or all right, title and interest in, to and under certain receivables (consisting of manufactured housing installment sales contracts and installment loan contracts, mortgage loans, accounts, chattel paper, payment intangibles or other obligations (collectively, "Receivables"), each manufactured home and/or mortgaged property which secures a Receivable, any repurchase obligations with respect to the Receivables, any insurance policies related to ownership of the Receivables, any additional bank accounts related to the administration or servicing of the Receivables and the proceeds of any insurance policies with respect to the Receivables, secured or unsecured, for the payment of money, any monies due thereunder, any related fees and charges, security interests in or liens on the property, if any, financed thereby, and related rights and supporting obligations and to enter into any related agreements with third parties or any affiliates;

          (b) To purchase, acquire, own, hold, service, process, settle, collect, sell, securitize, assign, pledge and otherwise deal with the Receivables, collateral securing the Receivables and any proceeds or further rights and supporting obligations associated with any of the foregoing and to enter into any related agreements with third parties or any affiliates and any and all documents, instruments or agreements which may be necessary or desirable in conjunction with the issuance of any securities backed by the Receivables from time to time (collectively, the "Basic Documents");

          (c) to purchase accept an assignment of, acquire, own, hold, collect, pledge, sell, finance or otherwise assign all or any portion of any residual interests, equity interests, certificates, or notes with respect to any securitization of the Receivables;

          (d) to own equity interests in other corporations, limited liability companies or partnerships whose purposes are restricted to those set forth in clauses (a) through (c) above;




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          (e) to manage and service the Receivables pursuant to one or more servicing agreements or other agreements, to be entered into by and among others, the Corporation and any entity acting as servicer or collection agent of the Receivables;

          (f) to borrow money and otherwise incur indebtedness from third parties and to pledge or otherwise grant security interests in its asset to secure such indebtedness, but only to the extent permitted hereunder and under the Basic Documents;

          (g) to issue stock in the Corporation as provided for herein and any other securities deemed appropriate by the Board of Directors of the Corporation;

          (h) to take any and all other actions necessary to maintain the existence of the Corporation as a corporation in good standing under the laws of the State of Delaware and/or to qualify the Corporation to do business as a foreign corporation in any other state in which such qualification, in the opinion of the Board of Directors, is required; and

          (i) to engage in any activity and to exert any powers permitted to a corporation under the laws of the State of Delaware that are incidental to the foregoing and necessary or appropriate to accomplish the forgoing.

     Fourth: The Corporation shall have perpetual existence.

     Fifth: The total authorized capital stock of the Corporation is One Thousand (1,000) shares with a par value of One Dollar ($1.00) each, amounting to One Thousand Dollars ($1,000). No holder of any of the shares of any class of the Corporation shall be entitled as of right to subscribe for, purchase, or otherwise acquire any shares of any class of the Corporation which the Corporation proposes to issue, or any rights of options that the Corporation proposes to grant for the purchase of shares of any class of the Corporation or for the purchase of any shares, bonds, securities or obligations of the Corporation that are convertible into or exchangeable for, or which carry any rights to subscribe for, purchase or otherwise acquire shares of any class of the Corporation.

     Sixth: The capital stock, after the amount of the subscription price, or par value, has been paid in, shall not be subject to assessment to pay the debts of the Corporation.

     Seventh: The governing board of the Corporation shall be styled as a "Board of Directors" and any member thereof shall be styled as a "Director." The number of directors may from time to time be increased or decreased in such manner as shall be provided in the Bylaws of the Corporation. The first Board of Directors, which shall be three (3) in number, shall be designated by the incorporator.

     Eighth: At the time the Corporation first acquires any material amount of assets and at all times thereafter, the Board of Directors of the Corporation shall include at last one Independent Director. To the fullest extent permitted by applicable law, including the General Corporation Law of the State of Delaware as in effect from time to time, the Independent Director's fiduciary duty in respect of any decision on any matters referred to in Article Fourteenth shall be to the Corporation (including its creditors) rather than solely to the


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Corporation's shareholders. In furtherance of the foregoing, when voting on matters subject to the vote of the Board of Directors, including those matters specified in Article Fourteenth, notwithstanding that the Corporation is not then insolvent, the Independent Director shall take into account the interests of the creditors of the Corporation as well as the interests of the Corporation. The Independent Director may not be removed without the appointment of a successor Independent Director. For purposes of this Article Eighth, (a) "Independent" shall mean, when used with respect to any Person, a Person who (i) is in fact independent, (ii) does not have and has never had any direct financial interest or material indirect financial interest in the Corporation or in any affiliate of the Corporation, and (iii) is not and has never been connected as an officer, employee, promoter, underwrite, trustee, partner, director or person performing similar functions with the Corporation, any affiliate of the Corporation or any Person with a material direct or indirect financial interest in the Corporation (other than an affiliate that does not directly or indirectly control the Corporation and is set up as a special purpose corporation whose business activities are substantially limited to the activities described in Article Third); (b) "Person" shall mean any individual, corporation, partnership, joint venture, estate, trust, unincorporated association, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing; and (c) "affiliate" shall mean, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by or is under common control with such Person. For purposes of this definition, control of a Person shall mean the power, directly or indirectly, to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities, by contract or otherwise.

     Ninth: The personal liability of the Directors of the Corporation is hereby eliminated to the fullest extent permitted by the General Corporation Law of the State of Delaware, as the same may be amended and supplemented.

     Tenth: The Corporation shall, to the fullest extent permitted by the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under such law from and against any and all expenses, liabilities or other matters referred to in or covered by such law, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in his or her official capacity and as to action in another capacity which holding such office, and shall continue as to a person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     Eleventh: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized, subject to the Bylaws, if any, adopted by the shareholders, to make, alter or amend the Bylaws of the Corporation.

     Twelfth: Meetings of stockholders may be held outside of the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.


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     Thirteenth: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed, and all rights conferred upon stockholders herein are granted subject to this reservation.

     Fourteenth: Notwithstanding any provision of this Certificate of Incorporation and any provision of law that otherwise so empowers the Corporation, the Corporation shall not, without the affirmative vote or consent of 100% of the members of the Board of Directors (including, in each case, the Independent Director), do any of the following:

          (a) Engage in any business or activity other than those set forth in Article Third;

          (b) Incur any indebtedness, or assume or guaranty any indebtedness of any other entity, other than (i) indebtedness arising from salaries, fees and expenses to its professional advisors and counsel, directors, officers and employees, (ii) indebtedness in respect of servicing fees z(or similar fees relating to the processing and administration of the Receivables) incurred in the ordinary course of the Corporation's business pursuant to agreements with third parties or any affiliates acting as servicer of the Receivables or any portion thereof (or acting in a similar capacity relating to the processing and administration of the Receivables), (iii) other indebtedness not exceeding $10,500 at any one time outstanding, on account of incidentals or services supplied or furnished to the Corporation, and (iv) indebtedness incurred in connection with the Receivables in the ordinary course of the Corporation's business as set forth in Article Third;

          (c) Dissolve or liquidate, or take corporation action in furtherance of any such action;

          (d) Consolidate or merge with or into any other entity or convey or transfer its properties and assets substantially as an entirety to any entity, unless:

               (i) the entity (if other than the Corporation) formed or surviving the consolidation or merger or which acquires the properties and assets of the Corporation is organized and existing under the laws of any State of the United States or the District of Columbia, expressly assumes the due and punctual payment or performance of any and all obligations of the Corporation, including those obligations of the Corporation under any agreement or indenture, and has provisions substantially identical to the provisions of Article Third, Article Eighth, this Article Fourteenth and Article Fifteenth contained in its Certificate of Incorporation or Formation;

               (ii) immediately after giving effect to the transaction, no default or event of default has occurred and is continuing under any indebtedness of the Corporation or any agreements relating to such indebtedness; and

               (iii) such action shall be authorized by the affirmative vote of a majority of the stockholders of the Corporation entitled to vote thereon;


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          (e) Institute proceedings to be adjudicated bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against it, or file a petition seeking or consent to reorganization or relief under any applicable federal or state law relating to bankruptcy, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Corporation or of a substantial part of its property, or make any assignment for the benefit of creditors, or admit in writing its inability to pay its debts generally as they become due, or take corporate action in furtherance of any such action.

          (f) Delete, amend, supplement or otherwise modify any provision of this Certificate of Incorporation; or

          (g) Increase or reclassify the capital stock of the Corporation or issue any additional shares of capital stock of the Corporation.

     Fifteenth: The Corporation shall at all times (a) to the extent the Corporation's office is located in the offices of any affiliate of the Corporation, pay fair market rent or its office space located in the offices of such affiliate and a fair share of any overhead costs; (b) maintain the Corporation's books, financial statements, accounting records and other corporate documents and records separate from those of its affiliates or any other entity, (c) not commingle the Corporation's assets with those of any affiliate or any other entity, and not hold itself out as being liable for the debts of another, (d) maintain the Corporation's books of account and payroll (if any) separate from those of any affiliate of the Corporation; (e) act solely in its corporate name and through its own authorized officers and agents, invoices and letterhead; (f) separately manage the Corporation's liabilities from those of any of its affiliates and pay its own liabilities, including all administrative expenses, from its own separate assets, provided that the Corporation's stockholder or other affiliates may pay certain of the organizational costs of the Corporation, and the Corporation shall reimburse any affiliate for its allocable portion of shared expenses paid by such affiliate,
(g) pay from the Corporation's assets all obligations and indebtedness of any kind incurred by the Corporation and (h) operate in such a manner that it would not be substantively consolidated with any other entity. The Corporation shall abide by all corporate formalities, including the maintenance of current minute books, and the Corporation shall cause its financial statements to be prepared in accordance with generally accepted accounting principles in a manner that indicates the separate existence of the Corporation and its assets and liabilities. The Corporation shall not assume the liabilities of any affiliate, and shall not guarantee the liabilities of any affiliate. The officers and directors of the Corporation (as appropriate) shall make decisions with respect to the business and daily operations of the Corporation independent of and not dictated by any affiliate of the Corporation.

     Sixteenth: The name and post office address of the incorporator signing this Certificate of Incorporation is Bozana Miladinovich, 2701 Cambridge Court, Suite 300, Auburn Hills, Michigan 48326.

     I, THE UNDERSIGNED, being the Sole incorporator herein before named for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make and file this Certificate of Incorporation, hereby declaring and certifying that


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the fats herein stated are true, and accordingly have hereunto set my hand this
11th day of October, 2002.


                                               /s/ Bozana Miladinovich
                                               ---------------------------------
                                               Bozana Miladinovich


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